SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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                                    Perma-Fix Environmental Services, Inc.
                          (Name of Registrant as Specified in its Charter)

                        (Name of Person(s) Filing Proxy Statement, if other
                                    than the Registrant)

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PERMA-FIX ENVIRONMENTAL SERVICES, INC.

1940 N.W. 67th Place, Suite A
Gainesville, Florida 32653

NOTICE OF SPECIAL MEETING
To Be Held December 4, 2001

To the Stockholders of Perma-Fix Environmental Services, Inc.:

            Notice is hereby given that a Special Meeting of Stockholders (the "Meeting") of Perma-Fix Environmental Services, Inc. (the "Company") will be held at the offices of the Company, 1940 N.W. 67th Place, Gainesville, Florida 32653, on December 4, 2001, at 10:00 a.m. (EST), to consider and act upon the following matters:

1.	To approve the future issuance of shares of common stock upon the exercise of warrants issued by the Company in connection with the Company's private placement completed July 30, 2001;
2.	To approve an amendment to the Company's Restated Certificate of Incorporation increasing the authorized shares of the Company's common stock from 50,000,000 shares to 75,000,000 shares; and
3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

           Only stockholders of record at the close of business on October 11, 2001, will be entitled to notice of, and to vote at, the Meeting and at any adjournments thereof.

By Order of the Board of Directors

Richard T. Kelecy Secretary

Gainesville, Florida
November 2, 2001

In order to ensure a quorum, it is important that you complete, date, sign and return the accompanying Proxy. The enclosed return envelope requires no additional postage if mailed in the United States. You may revoke the Proxy by writing prior to the Meeting or if you attend the Meeting, you may revoke the Proxy and vote your shares in person.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
1940 N.W. 67th Place, Suite A
Gainesville, Florida 32653

PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS

SOLICITATION OF PROXIES

Solicitation

           This Proxy Statement is furnished to the holders of the common stock of Perma-Fix Environmental Services, Inc. (the "Company") in connection with the solicitation on behalf of the Board of Directors of the Company (the "Board of Directors" or the "Board") of proxies to be used in voting at the Special Meeting of Stockholders to be held at the Company's offices, located at 1940 N.W. 67th Place, Gainesville, Florida 32653 on December 4, 2001, at 10:00 a.m. (EST), and any adjournments thereof (the "Meeting"). The Notice of Special Meeting, this Proxy Statement and the accompanying Proxy Card are first being mailed to stockholders on or about November 2, 2001.

            The Company will pay the cost of preparing, printing, assembling and mailing this Proxy Statement and the Proxy Card and all of the costs of the solicitation of the proxies. In addition to solicitation by use of the mail, certain of the Company's officers and employees may, without receiving additional compensation therefor, solicit the return of proxies by telephone, telegram or personal interview. The Company has also retained the services of Georgeson Shareholder Communications, Inc. to aid in the solicitation of proxies for a fee of $6,000, plus reasonable out-of-pocket expenses incurred by them. The Company has requested that brokerage houses and custodians, nominees and fiduciaries forward soliciting materials to their principals, the beneficial owners of common stock, and has agreed to reimburse them for reasonable related out-of-pocket expenses.

Revocation of Proxy

           The enclosed proxy is for use at the Meeting if the stockholder will not be able to attend in person. Any stockholder who executes a proxy may revoke it at any time before it is voted by delivering to the Company's Secretary either a written revocation or a duly executed proxy bearing a later date. A stockholder's proxy may also be revoked if the stockholder attends the Meeting and requests that the proxy be revoked.

Record Date and Voting Securities

           Only the holders of common stock of record at the close of business on October 11, 2001 (the "Record Date"), will have the right to receive notice of, and be entitled to vote at, the Meeting. At the close of business on the Record Date, 33,968,177 shares of common stock were issued and outstanding, excluding 988,000 treasury shares and including the 4,397,566 shares of common stock issued previously pursuant to the Offering described under Proposal 1. Each stockholder of record is entitled to one vote for each share of common stock that the stockholder owned as of the Record Date on each matter to be voted upon at the Meeting. A majority of all of the outstanding shares of common stock entitled to notice of, and to vote at, the Meeting, represented in person or by proxy, will constitute a quorum for the holding of the Meeting. If a quorum is not represented at the Meeting, the Meeting will be adjourned, and the Company will incur additional expense.

           Pursuant to the General Corporation Law of the State of Delaware, only votes cast "FOR" a matter constitute affirmative votes, except proxies in which the stockholder fails to make a specification as to whether he votes "FOR," "AGAINST" or "ABSTAINS" as to a particular matter will also be considered as a vote "FOR" that matter. Votes will be tabulated by an inspector of election appointed by the Board of Directors. Votes in which the stockholder specified that the stockholder is "ABSTAINING" from voting are counted for quorum purposes. Abstentions and broker non-votes are not considered as votes "FOR" a particular matter, but will be counted for quorum purposes.

PROPOSAL 1 - TO APPROVE THE FUTURE ISSUANCE OF SHARES OF COMMON STOCK UPON EXERCISE OF THE WARRANTS ISSUED BY THE COMPANY IN CONNECTION WITH THE COMPANY'S PRIVATE PLACEMENT COMPLETED ON JULY 30, 2001

The Offering

            From April 6, 2001 to July 30, 2001, the Company conducted a private offering (the "Offering") of a minimum of 1,500,000 units and a maximum of 4,400,000 units. Each unit consisted of one share of the Company's common stock and a warrant for the purchase of one share of common stock (a "Warrant"). The price per unit was $1.75, and the exercise price under each Warrant is $1.75 per share of common stock. The offering price of each unit and the exercise price of each Warrant was based on the Company's decision as to the value of a unit as of April 6, 2001, the date the Offering commenced, after consulting with the placement agents utilized by the Company in the Offering and considering that the closing price of a share of common stock as reported on the Nasdaq SmallCap Market (the "Nasdaq") on April 6, 2001, was $1.6875.

           The Company sold 4,397,566 units in the Offering for a total purchase price of $7,695,740. The Company used the net proceeds of the Offering to assist in the consummation of the Company's acquisition of East Tennessee Materials and Energy Corporation, a mixed waste processing facility in Oak Ridge, Tennessee, to reduce the short-term debt owing to its lenders, and for general working capital purposes.

          Under the terms of the Offering, the Company had the right to appoint one or more placement agents (each, a "Placement Agent") to place the units as an agent of the Company and to assist in completing the Offering. The Company paid each Placement Agent a fee equal to 7.5% of the aggregate purchase price for units placed by that particular Placement Agent. The Company also issued to each Placement Agent warrants to purchase up to the number of shares of common stock equal to 7% of the aggregate purchase price for units placed by that particular Placement Agent, divided by $1.75 (the "Placement Agent Warrants"). The Placement Agent Warrants are for a term of five years and have an exercise price of $1.75 per share. As a result, the Company paid the Placement Agents $232,031 in total fees and issued to them Placement Agents Warrants for the purchase of up to an aggregate of 123,750 shares of common stock.

            The Offering was sold only to accredited investors as that term is defined under Regulation D of the Securities Act of 1933, as amended (the "Act"). One of the investors in the Offering was Capital Bank -- Grawe Gruppe AG (f/k/a RBB Bank Aktiengesellschaft) ("Capital Bank"), which subscribed for 842,995 units under the Offering. Capital Bank owns, as agent for its investors, 9,932,359 shares of common stock, or 29.24% of the issued and outstanding common stock as of the Record Date. Consequently, Capital Bank may be considered a beneficial owner of more than 10% of the Company's issued and outstanding common stock. Capital Bank has advised the Company that it is recommending to its investors that the shares of common stock held by Capital Bank be voted "For" this Proposal. See "POTENTIAL CHANGE IN CONTROL" for a discussion of Capital Bank's ownership of common stock as agent for its various investors.

            If the stockholders do not approve this Proposal 1, the Company will not be obligated to issue shares pursuant to the exercise of the Warrants or the Placement Agent Warrants. The Warrants and the Placement Agent Warrants do not provide a penalty if the Company is unable to obtain such stockholder approval. If this Proposal 1 is approved by the stockholders and if all Warrants and Placement Agent Warrants are exercised, the Company would receive $7,912,303 in proceeds from such exercises.

             The issuance of the 4,397,566 shares of common stock included in the units sold in the Offering and up to 4,521,316 shares of common stock underlying the Warrants included in the units and Placement Agent Warrants does not require registration under the Act as such issuance is exempt under Rule 506 of Regulation D and/or Section 4(2) of the Act. However, in accordance with the terms of the Offering, the Company filed a Form S-3 Registration Statement on October 1, 2001 (the "Registration Statement"), to register such common stock with the Securities and Exchange Commission.

Nasdaq Rule 4350

          Under the original terms of the Offering, the Company offered to sell a maximum of 5,000,000 units. After the Offering commenced, however, the maximum number of units offered was reduced to 4,400,000 in order to comply with Rule 4350(i)(1)(D) of the rules of the National Association of Securities Dealers, Inc. The Company's common stock is listed for trading on the Nasdaq and the Boston Stock Exchange (the "BSE"). Although the BSE approved the listing of the shares of common stock to be issued in connection with the Offering and upon the exercise of the Warrants and the Placement Agent Warrants, the Nasdaq advised the Company that the Offering could violate Rule 4350(i)(1)(D) governing the listing of additional securities on the Nasdaq as originally structured.

           Rule 4350(i)(1)(D) provides that a corporation must obtain shareholder approval to issue, through a private placement such as the Offering, a number of shares of common stock equal to or greater than 20% of the corporation's outstanding common stock at a price less than the greater of book or market value of the common stock. At the time of the discussion with Nasdaq, the Company had 22,896,762 shares of common stock outstanding, and the offering of up to 5,000,000 units could have resulted in up to 10,000,000 shares being issued if the Warrants were exercised, representing more than 43.67% of the Company's then issued and outstanding common stock.

            For purposes of determining whether the Offering complies with Rule 4350(i)(1)(D), the Nasdaq asserted that the Company cannot use April 6, 2001, the date the Offering commenced, to determine market value, but must determine market value as of the date that each subscription agreement for units is executed by the investor and becomes binding. Because the price of the common stock as reported on the Nasdaq rose from $1.6875 per share on the date the Offering commenced to $2.27 on the date the Offering terminated, numerous subscription agreements were executed at a time when the market value per share of common stock was greater than the $1.75 purchase price per unit. The Nasdaq claimed that the subscription agreements executed on a date when the market price was greater than the $1.75 unit purchase price represented sales at less than the greater of book or market value of the common stock, thereby violating Rule 4350(i)(1)(D).

           In order to comply with Rule 4350(i)(1)(D), the Company agreed with the Nasdaq to restructure the Offering so that (a) the maximum number of units offered was reduced from 5,000,000 to 4,400,000, and (b) the Warrants and the Placement Agent Warrants could not be exercised until the Company's stockholders approved the issuance of the shares of common stock upon the exercise of the Warrants and the Placement Agent Warrants. Prior to the closing of the Offering, the Placement Agents and the initial investors who subscribed for units agreed to amend the terms of the Warrants and the Placement Agent Warrants pursuant to the Company's agreement with the Nasdaq. As a result of these modifications, only 4,397,566 shares of common stock, representing approximately 19.5% of the issued and outstanding shares of common stock as of the commencement of the Offering, have been issued under the Offering without stockholder approval.

The Warrants and Placement Agent Warrants

           Summary of Terms. Each Warrant and Placement Agent Warrant entitles the holder to purchase one share of common stock at an exercise price of $1.75 per share, subject to the adjustments in certain cases described below. Each Warrant and Placement Agent Warrant may be exercised at any time after stockholder approval of Proposal 1 and prior to the expiration of the fifth anniversary of the date of issuance of the Warrants and Placement Agent Warrants.

           Adjustments to Exercise Price and Number of Shares Purchasable. The exercise price and the number of shares of common stock issuable upon the exercise of the Warrants and Placement Agent Warrants are subject to adjustment, from time to time, upon the occurrence of any of the following events:

           *  If the Company (a) pays a dividend in, or makes a distribution of, shares of capital stock on its outstanding common stock; (b) subdivides its outstanding shares of common stock into a greater number of shares; or
               (c) combines its outstanding shares of common stock into a smaller number of shares; and

           *  If the Company consolidates with, or merges into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding common stock).

            Listing and Registration. There is no established public trading market for the Warrants and the Placement Agent Warrants, and we do not expect one to emerge. As discussed above, the BSE has approved the listing of the common stock underlying the Warrants and the Placement Agent Warrants and the Nasdaq has approved such listing subject to stockholder approval of this Proposal 1. Pursuant to the terms of the Offering and the subscription agreements for units, the Company filed the Registration Statement under the Act for the resale of the common stock included in the units and the common stock issuable upon the exercise of the Warrants and the Placement Agent Warrants. If the stockholders do not approve this Proposal 1, the Company will withdraw the shares of common stock issuable upon exercise of the Warrants and the Placement Agent Warrants from the Registration Statement.

          Certain Effects of Exercise of Warrants and the Placement Agent Warrants. If all or a portion of the Warrants and the Placement Agent Warrants are exercised, the number of outstanding shares of common stock will increase. The increased number of shares of common stock could have a depressive effect on the market price of the common stock. This depressive effect could encourage short sales which could place downward pressure on the price of the common stock. If all or a portion of the Warrants and the Placement Agent Warrants are exercised, the resulting increase in the number of shares of common stock outstanding will dilute the ownership interest and proportionate voting power of the existing holders of common stock.

          Principal Effects of Approval. Once the Company stockholders approve this Proposal 1, the Company will seek to complete the registration of the common stock included in the units and the common stock issuable upon the exercise of the Warrants included in the units and the Placement Agent Warrants. If such registration is completed, all such common stock will be freely tradeable under the Federal securities laws.

Vote Required

           Pursuant to Nasdaq Rule 4350(i)(6), this Proposal 1 requires the affirmative vote of a majority of the votes cast, in person or by proxy, by the holders of the common stock.

Recommendation of the Board of Directors

The Board of Directors Recommends that the Stockholders Vote "For" the Future Issuance of Common Stock Upon the Exercise of the Warrants and the Placement Agent Warrants Issued Pursuant to the Offering.

PROPOSAL 2 - AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO 75,000,000.

The Proposed Amendment

          The Company's Restated Certificate of Incorporation, as amended (the "Certificate"), presently authorizes 52,000,000 shares of capital stock of the Company, of which 50,000,000 shares consist of common stock, par value $.001 per share, and 2,000,000 shares consist of preferred stock, par value $.001 per share. The Board of Directors of the Company recommends that the stockholders approve the amendment to the Certificate to increase the Company's authorized shares of common stock from 50,000,000 to 75,000,000 (the "Amendment"). If the Amendment is approved, the additional authorized, but unissued shares of common stock will be identical in all respects to presently authorized shares of common stock.

           Under the Amendment, the first paragraph of Article Fourth of the Certificate would be amended to read as follows:

                     The total number of shares of capital stock that the Corporation shall have authority to issue is
                     77,000,000, of which 75,000,000 shall be designated as common stock, par value $.001 per share
                     ("Common Stock"), and 2,000,000 shall be designated as preferred stock, par value $.001 per share ("Preferred Stock").

Reasons for Amendment

           The Amendment is necessary to allow the issuance of common stock upon the exercise or conversion of all of the Company's convertible securities and other rights to acquire common stock. As of October 11, 2001, these are as follows:

           *  315,527 shares issuable or which could be issuable under the Company's 1991 Performance Equity Plan;

           *  338,440 shares issuable or which could be issuable under the 1992 Outside Directors Stock Option and
                Incentive Plan;

           *  approximately 2,239,089 shares issuable or which could be issuable under the 1993 Nonqualified Stock
                Option Plan;

           *  approximately 250,004 shares issuable or which could be issuable under the Company's 1996 Employee
                Stock Purchase Plan;

           *  14,508,802 shares issuable upon exercise of outstanding warrants (including the Warrants and the
                Placement Agent Warrants issued in the Offering) granted by the Company , prior to applicable anti-dilution adjustments; and

           *  up to 1,666,667 shares issuable upon conversion of 2,500 outstanding shares of the Company's Series
                17 Class Q Convertible Preferred Stock (the "Series 17 Preferred").

           The Company is required to reserve at least 19,318,529 shares of common stock for these potential issuances of common stock. As of October 11, 2001, 33,968,177 shares of common stock were issued and outstanding, leaving only 16,031,823 authorized shares (including 988,000 treasury shares) available to satisfy the Company's existing reserve obligations. Without approval of the Amendment, the Company's available common stock is insufficient to cover the Company's existing reserve obligations. As a result, if the stockholders do not approve the Amendment increasing the number of authorized shares of common stock, the Company may be unable to fulfill all its obligations to issue shares of common stock. If the Company is unable to fulfill such obligations, the Company could be in default under its various obligations to issue common stock, and it is possible that certain actions could be taken against the Company for losses and damages. Such actions could have a material adverse effect on the Company.

           In addition, the Board of Directors believes that increasing the number of authorized shares of common stock beyond the existing reserve requirement is necessary in order to provide the Company with shares which will be available for issuance from time to time as needed for proper corporate purposes as may be determined by the Board of Directors. Such corporate purposes might include the following:

            *  the raising of capital funds through private or public offerings,

           *  the acquisition by the Company of other companies,

           *  the declaration of stock splits or stock dividends, and

           *  the issuance of common stock under warrants, preferred stock, or other rights which may be granted by the Company from time to time in the future.

The Board will have the authority to issue authorized common stock without requiring future stockholder approval, except as may be required by applicable law or rule of the BSE or Nasdaq (if the Company's securities are then listed on the BSE or the Nasdaq).

           The issuance of additional shares of common stock could have a detrimental effect upon existing holders of the Company's common stock since such issuance may have a dilutive effect on the earnings per share of common stock and the voting rights of holders of the common stock. The issuance of additional shares of common stock could also have a dilutive effect on the voting rights of existing holders of the preferred stock to the extent the outstanding shares of preferred stock are converted into common stock.

           Although authorization of additional shares of common stock is recommended by the Board of Directors for the reasons stated above, and not because of any possible anti-takeover effect, such additional authorization of shares of common stock could be used by incumbent management to make more difficult, and thereby discourage, an attempt to acquire control of the Company, even though stockholders of the Company may deem such an acquisition desirable. For example, the shares could be privately placed with purchasers who might support the Board of Directors in opposing a hostile takeover bid. The issuance of new shares of common stock could also be used to dilute the stock ownership and voting power of a third party seeking to remove the directors, replace incumbent directors, accomplish certain business combinations or alter, amend, or repeal portions of the Certificate.

           Capital Bank, as agent for certain investors, has the right to acquire 3,515,655 of the 14,508,802 shares of common stock issuable upon exercise of outstanding warrants and an additional 842,995 shares under the Warrants if Proposal 1 is approved. In addition, Capital Bank, as agent for certain investors, holds the 2,500 shares of outstanding Series 17 Preferred, which are convertible into up to 1,666,667 shares of common stock. Capital Bank has advised the Company that it is recommending to its investors that the shares of common stock held by Capital Bank be voted "For" this Proposal.

Vote Required

            The Amendment to the Certificate to increase the number of shares of the authorized capital stock of the Company requires the approval of the holders of a majority of the outstanding common stock.

Recommendation of Board of Directors

The Board of Directors has Approved and Recommends a Vote "For" the Amendment to the Company's Restated Certificate of Incorporation Increasing the Number of Authorized Shares of Common Stock From 50,000,000 to 75,000,000.

PRINCIPAL STOCKHOLDERS

          The following table sets forth, as of the Record Date, certain information with respect to the beneficial ownership of the Company's common stock by the following:

          *  each person known by the Company to beneficially own more than or own rights to eventually acquire more than 5% of all common stock outstanding;

          *  each director;

          *  the chief executive officer and each other executive officer whose salary and bonus for the last fiscal year exceeds $100,000; and

          *  all directors and executive officers as a group.

           Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares of common stock held by them. Beneficial ownership is determined in accordance with the rules and regulations promulgated under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Shares of common stock which the person has a right to acquire within 60 days after October 11, 2001, are deemed outstanding for purposes of computing the percentage of ownership of that particular person and for all officers and directors as a group, but are not deemed outstanding in computing the percentage of any other person.

           Applicable percentage ownership in the following table is based on 33,968,177 shares of common stock outstanding as of October 11, 2001, excluding 988,000 treasury shares. Unless otherwise indicated, the business address of such person, for the purposes of the Proxy Statement, is Perma-Fix Environmental Services, Inc., 1940 N.W. 67th Place, Gainesville, Florida 32653.

Beneficial Owner	Amount and Nature of Ownership	Percent of Common Stock

Dr. Louis F. Centofanti	1,210,197(1)	3.52%
Thomas P. Sullivan and the Ann L. Sullivan Living Trust	1,605,745(2)	4.72%
Capital Bank-Grawe Gruppe AG(3)	15,114,681(3)	38.61%
Mark A. Zwecker	251,828(4)	*
Jon Colin	47,000(5)	*
Richard T. Kelecy	162,065(6)	*
Roger Randall	130,000(7)	*
Larry McNamara	10,000(8)	*
Bernhardt Warren	115,058(9)	*
Timothy Kimball	101,131(10)	*
Jack Lahav	581,429(11)	1.71%
Directors and Executive Officers as a Group (10 persons)	4,214,453(12)	12.08%

* Indicates beneficial ownership of less than one percent (1%).

(1) This amount includes (a) 541,434 shares held of record by Dr. Centofanti; (b) 64,763 shares issuable under options granted pursuant to the 1991 Performance Equity Plan and the 1993 Non-qualified Stock Option Plan, which are immediately exercisable; (c) 300,000 shares issuable under options granted pursuant to Dr. Centofanti's Employment Agreement, which are immediately exercisable; and (d) 304,000 shares held by Dr. Centofanti's wife. This amount does not include 160,000 shares issuable under options which are not exercisable within 60 days. Dr. Centofanti shares voting and investment power over the shares held by his wife.

(2) This amount includes (a) 24,841 shares held of record by Mr. Sullivan, (b) 25,000 shares issuable under options granted pursuant to the 1992 Outside Directors Stock Option and Incentive Plan, which are immediately exercisable, and (c) 1,555,904 shares held by the Ann L. Sullivan Living Trust, dated September 6, 1978 ("ALS Trust"). Mr. Sullivan shares beneficial ownership of the shares held by the ALS Trust with his wife, Ann L. Sullivan, who is the trustee and primary beneficiary of the ALS Trust.

(3) This amount includes 9,932,359 shares that Capital Bank owns of record and 3,515,655 shares that Capital Bank has the right to acquire within 60 days under certain warrants. The warrants are exercisable at exercise prices ranging from $1.4219 to $1.9688 per share of common stock. This amount also includes 1,666,667 shares of common stock issuable upon the conversion of 2,500 shares of Series 17 Preferred held by Capital Bank. This amount does not include the shares of common stock which may be issuable for payment of dividends on the Series 17 Preferred. This amount also does not include the 842,995 shares which will be issuable upon approval of Proposal 1 of this Proxy Statement and the exercise of the Warrants acquired by Capital Bank in the Offering. If Proposal 1 is approved by the stockholders, then Capital Bank will beneficially own 15,957,676 shares of common stock, representing 39.9% of the then outstanding common stock, assuming that the Company does not issue any shares of common stock except to Capital Bank, and Capital Bank does not sell or otherwise dispose of any shares of common stock. Capital Bank's address is Burgring 16, 8010 Graz, Austria. Capital Bank has advised the Company that it is a banking institution regulated by the banking regulations of Austria. Capital Bank has also advised the Company that it is holding these warrants, including the Warrants acquired in the Offering, and shares on behalf of numerous clients, all of which are accredited investors. As a result, Capital Bank may share voting and investment power over such securities. However, Capital Bank does not believe it is a beneficial owner of the common stock or that it is required to file reports under Section 16(a) or Section 13(d) of the Exchange Act. See "POTENTIAL CHANGE IN CONTROL."

(4) This amount includes (a) 191,946 shares held of record by Mr. Zwecker; (b) 14,882 issuable under options granted pursuant to the 1991 Performance Equity Plan, which are immediately exercisable; (c) 5,000 shares issuable under options granted pursuant to the 1993 Non-qualified Stock Option Plan, which are immediately exercisable; and (d) 40,000 shares granted pursuant to the 1992 Outside Directors Stock Option and Incentive Plan, which are immediately exercisable.

(5) This amount includes (a) 7,000 shares held of record by Mr. Colin, and (b) 40,000 shares issuable under options granted pursuant to the 1992 Outside Directors Stock Option and Incentive Plan, which are immediately exercisable.

(6) This amount includes (a) 12,065 shares held of record by Mr. Kelecy and (b) 150,000 shares issuable under options granted pursuant to the 1993 Non-qualified Stock Option Plan. This amount does not include 130,000 shares issuable under options granted pursuant to the 1993 Non-qualified Stock Option Plan, which are not exercisable within 60 days.

(7) This amount includes (a) 130,000 shares issuable under options granted pursuant to the 1993 Non-qualified Stock Option Plan, which are immediately exercisable. This amount does not include 130,000 shares issuable under options granted pursuant to the 1993 Non-qualified Stock Option Plan, which are not exercisable within 60 days.

(8) This amount includes (a) 10,000 shares issuable under options granted pursuant to the 1993 Non-qualified Stock Option Plan, which are immediately exercisable. This amount does not include 160,000 shares issuable under options granted pursuant to the 1993 Non-qualified Stock Option Plan, which are not exercisable within 60 days.

(9) This amount includes (a) 77,058 shares held of record by Mr. Warren and (b) 38,000 options granted pursuant to the 1993 Non-qualified Stock Option Plan, which are immediately exercisable. This amount does not include 37,000 shares issuable under options granted pursuant to the 1993 Non-qualified Stock Option Plan, which are not exercisable within 60 days. Mr. Warren resigned from his executive officer position effective September 20, 2001.

(10) This amount includes (a) 9,248 shares held of record by Mr. Kimball, (b) 14,883 shares issuable under options granted pursuant to the 1991 Performance Equity Plan, and (c) 77,000 shares issuable under options granted pursuant to the 1993 Non-qualified Stock Option Plan, which are immediately exercisable. This amount does not include 28,000 shares issuable under options granted pursuant to the 1993 Non-qualified Stock Option Plan which are not exercisable within 60 days. Mr. Kimball resigned from his executive officer position effective September 20, 2001.

(11)This amount includes (a) 571,429 shares held of record by Mr. Lahav and (b) 10,000 shares issuable under options granted pursuant to the 1992 Outside Directors Stock Option and Incentive Plan, which are immediately exercisable. This amount does not include the 571,429 shares issuable upon approval of Proposal 1 of this Proxy Statement and upon exercise of the Warrants acquired by Mr. Lahav in the Offering. If Proposal 1 is approved by the stockholders, then Mr. Lahav will beneficially own 1,142,858 shares of common stock, representing 3.34% of the then outstanding common stock, assuming that the Company does not issue any other shares of common stock.

(12) This amount includes 919,528 shares that executive officers and directors have the right to acquire within 60 days.

POTENTIAL CHANGE IN CONTROL

          As of October 11, 2001, Capital Bank owned of record, as agent for certain accredited investors, 9,932,359 shares of common stock representing 29.24% of the Company's issued and outstanding common stock. Capital Bank also has the right to acquire an additional 6,025,317 shares of common stock, comprised of (a) 842,995 shares of common stock issuable upon exercise of the Warrants included in the units purchased in the Offering by Capital Bank as agent for certain investors assuming the stockholders approve Proposal 1 of this Proxy Statement; (b) 3,515,655 shares of common stock issuable under various other warrants held by Capital Bank; and (c) 1,666,667 shares of common stock issuable to Capital Bank upon the conversion of 2,500 shares of the Company's Series 17 Preferred held by Capital Bank. The Series 17 Preferred is not entitled to vote on the proposals included in this Proxy Statement. If Capital Bank were to acquire all of the shares of common stock issuable upon exercise of the various warrants held by Capital Bank (including the Warrants issued to Capital Bank under the Offering) and the shares of common stock issuable upon conversion of the Series 17 Preferred, then Capital Bank would own of record 15,957,676 shares of common stock, representing 39.90% of the issued and outstanding common stock of the Company. The foregoing estimates assume that no other shares of common stock are issued by the Company, no other warrants or options are exercised, the Company does not acquire additional shares of common stock as treasury stock, and Capital Bank does not dispose of any shares of common stock.

          If Capital Bank were to acquire the shares of common stock as described in the previous paragraph, the Company may not be able to avoid an actual change in control of the Company if Capital Bank seeks such a change in control. Moreover, if such conversion and exercise results in Capital Bank acquiring more than 50% of the then outstanding Common Stock of the Company, the Company would not be able to avoid a change in control.

           If Capital Bank acquires the shares of common stock described above, Capital Bank may be able to cause a change in at least 50% of the members of the Company's Board of Directors. Such a change in Board membership could be an event of default under the Company's $22 million credit facility (the "Credit Facility") and its $5.6 million outstanding Senior Subordinated Notes due July 31, 2006 (the "Notes"). In addition, if Capital Bank were to acquire such shares and cause Dr. Louis Centofanti to be removed from the Board of Directors or as the Company's president and chief executive officer, the removal could be an event of default under the Credit Facility and the Notes.

           Capital Bank has advised the Company that it is a banking institution regulated by the banking regulations of Austria which holds the Company's shares of stock on behalf of numerous investors. Capital Bank has advised the Company that it is precluded by Austrian law from disclosing the identities of its investors, but that all of its investors are accredited investors under Rule 501 of Regulation D promulgated under the Act. In addition, Capital Bank has advised the Company that none of its investors beneficially own more than 4.9% of the Company's common stock. Capital Bank has further informed the Company that its clients (and not Capital Bank) maintain full voting and dispositive power over such shares. Consequently, Capital Bank has advised the Company that it believes it is not the beneficial owner, as such term is defined in Rule 13d-3 under the Exchange Act ("Rule 13d-3"), of the shares of stock registered in the name of Capital Bank because it has neither voting nor investment power, as such terms are defined in Rule 13d-3, over such shares. As a result, Capital Bank has informed the Company that it does not believe that it is required to file reports under Section 16(a) of the Exchange Act or to file either a Schedule 13D or a Schedule 13G, as required by Rule 13d-1 of the Exchange Act, in connection with the shares of the Company's common stock registered in the name of Capital Bank.

STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS

           Any stockholder who wishes to present a proposal for consideration at the annual meeting of stockholders to be held in 2002 must submit such proposal in accordance with the rules promulgated by the Securities and Exchange Commission. In order for a proposal to be included in the Company's proxy materials relating to the 2002 Annual Meeting of Stockholders, the stockholder must submit such proposal in writing to the Company so that it is received no later than January 4, 2002. Any stockholder proposal submitted with respect to the Company's 2002 Annual Meeting of Stockholders which proposal is received by the Company after January 4, 2002, will be considered untimely for purposes of Rule 14a-4 and 14a-5 under the Exchange Act, and the Company may vote against such proposal using its discretionary voting authority as authorized by proxy. Such proposals should be addressed to Richard T. Kelecy, Perma-Fix Environmental Services, Inc., 1940 N.W. 67th Place, Suite A, Gainesville, Florida 32653.

OTHER MATTERS

           The Board of Directors has no knowledge of any business to be presented for consideration at the Meeting other than as described above. Should any such matters properly come before the Meeting or any adjournment thereof, the persons named in the enclosed Proxy Card will have discretionary authority to vote such proxy in accordance with their best judgment on such matters and with respect to matters incident to the conduct of the Meeting.

           Additional copies of the Proxy Statement and accompanying Proxy Card may be obtained from the Company.

            In order to assure the presence of the necessary quorum at the Meeting, please sign and mail the enclosed Proxy Card promptly in the envelope provided. No postage is required if mailed within the United States. The signing of the Proxy Card will not prevent your attending the Meeting and voting in person.

Order of the Board of Directors Richard T. Kelecy, Secretary Gainesville, Florida November 2, 2001

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
To Be Held on December 4, 2001

          The undersigned hereby appoints Dr. Louis F. Centofanti and Richard T. Kelecy, and each of them severally, as the undersigned's proxies, with full power of substitution, to attend the Special Meeting of the Stockholders of Perma-Fix Environmental Services, Inc. (the "Company") at the offices of the Company, 1940 N.W. 67th Place, Gainesville, FL 32653, on December 4, 2001, at 10:00 a.m. (EST), and at any adjournment of that meeting, and to vote the undersigned's shares of common stock, as designated below.

1.  Approval of the issuance of shares of common stock upon the exercise of warrants issued by the Company to investors and certain placement agents pursuant to the Company's private placement completed July 30, 2001, in order to comply with Rule
     4350(i)(1)(D) of the National Association of Securities Dealers, Inc.

     [   ]FOR                                                    [   ]AGAINST                                                                [   ]ABSTAIN

     The Board of Directors unanimously recommends a vote "FOR" the approval of the issuance of Common Stock upon the exercise of the warrants issued in connection with the Company's private placement.

2.  Approval of the amendment to the Company's Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of the Company's common stock from 50,000,000 shares to 75,000,000 shares.

     [   ]FOR                                                   [   ]AGAINST                                                                [   ]ABSTAIN

     The Board of Directors unanimously recommends a vote "FOR" the approval of the amendment to the Company's Restated
     Certificate of Incorporation, as amended, to increase the number of authorized shares of the Company's common stock from
     50,000,000 shares to 75,000,000 shares.

3.  In their discretion, upon such other matters as may properly come before the meeting or any adjournments thereof.

(Please sign on reverse side)

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PERMA-FIX ENVIRONMENTAL SERVICES, INC.

The persons named on the reverse side will vote the shares of common stock represented by this Proxy Card in accordance with the specifications made in items 1 and 2. If the undersigned makes no specification, the persons named will vote "FOR" items 1 and 2.

THE BOARD OF DIRECTORS KNOWS OF NO OTHER MATTERS THAT MAY PROPERLY BE, OR WHICH ARE LIKELY TO BE, BROUGHT BEFORE THE MEETING. HOWEVER, THIS PROXY CONFERS DISCRETIONARY VOTING AUTHORITY AS TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE MEETING, ALLOWING THE PERSONS NAMED IN THIS PROXY, OR THEIR SUBSTITUTES, TO VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT ON SUCH MATTERS.

Please sign exactly as your name appears below, date and return this Proxy Card promptly, using the self-addressed, prepaid envelope enclosed for your convenience. Please correct your address before returning this Proxy Card. Persons signing in a fiduciary capacity should indicate that fact and give their full title. If a corporation, please sign in the full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person. If joint tenants, both should sign.

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                                                               New Address (Street, City, State, Zip)

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